Exhibit 3.61
ARTICLES OF AMENDMENT
OF
GALEN-MED, INC.
ONE
     The name of the corporation is Galen-Med, Inc.
TWO
     The Articles of Incorporation of this corporation are hereby amended so that Article (a) thereof shall read as follows:
     “(a) The name of the corporation is Clinch Valley Medical Center. Inc.”
THREE
     The foregoing amendment was adopted by unanimous consent of the sole shareholder on October 17, 2006.
FOUR
     The amendment is to become effective on November 30, 2006.
     The undersigned Secretary declares that the facts herein stated are true as of October 17, 2006.
Executed in the name of the corporation by:

/s/ Mary Kim E. Shipp
Mary Kim E. Shipp
Secretary

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION
AT RICHMOND. NOVEMBER 16, 2006
The State Corporation Commission has found the accompanying articles submitted on behalf of Clinch Valley Medical Center, Inc. (formerly GALEN-MED, INC.)
to comply with the requirements of law, and confirms payment of all required fees Therefore, it is ORDERED that this
CERTIFICATE OF AMENDMENT
be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective November 30, 2006
The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION
By
Commissioner

ARTICLES OF MERGER
OF
CLINCH VALLEY PROPERTY, LLC
(A DELAWARE LIMITED LIABILITY COMPANY)
WITH AND INTO
GALEN-MED, INC.
(A VIRGINIA STOCK CORPORATION)
     The undersigned companies, pursuant to Title 13.1, Chapter 9, Article 12 of the Code of Virginia, hereby execute the following Articles of Merger:
     FIRST: The name of each constituent company is CLINCH VALLEY PROPERTY, LLC, a Delaware limited liability company and GALEN-MED, INC., a Virginia Stock Corporation.
     SECOND: The Plan and Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent companies pursuant to Section 13.1-716 of the Code of Virginia.
     THIRD The Plan and Agreement of Merger was unanimously adopted by written consent of the sole member of Clinch Valley Property, LLC and unanimously adopted by written consent of the sole shareholder of Galen-Med. Inc.
     FOURTH: The Governing Body of each of the constituent companies deems it advisable that Clinch Valley Property LLC be merged into Galen-Med. Inc on the terms and condition set forth in the Plan and Agreement of Merger, in accordance with the applicable provisions the statutes of the State of Delaware and the State of Virginia, respectively, which [ILLEGIBLE] such merger
     FIFTH The [ILLEGIBLE] corporation is Galen-Med. Inc.
     SIXTH. The Certificate of Incorporation of the surviving corporation shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the laws of the state of its incorporation.
     SEVENTH: The merger is to become effective upon filing with the Virginia Corporation Commission.
     EIGHTH: The Plan and Agreement of Merger is attached hereto as Exhibit A and incorporated herein by reference.

     IN WITNESS WHEREOF, said constituent companies have caused these Articles to be signed by an authorized officer, the 30th day of June, 2006.

GALEN-MED, INC.
By:	/s/ Mary Kim E. Shipp
	Name:	Mary Kim E. Shipp
	Title:	Secretary

CLINCH VALLEY PROPERTY, LLC
By:	/s/ Mary Kim E. Shipp
	Name:	Mary Kim E. Shipp
	Title:	Secretary

EXHIBIT A
PLAN AND AGREEMENT OF MERGER
BETWEEN
CLINCH VALLEY PROPERTY, LLC
(A DELAWARE LIMITED LIABILITY COMPANY)
AND
GALEN-MED, INC.
(A VIRGINIA STOCK CORPORATION)
     This Plan and Agreement of Merger made and entered into on the 30th day of June, 2006. by and between CLINCH VALLEY PROPERTY, LLC, a Delaware limited liability company and GALEN-MED, INC., a Virginia Stock Corporation.
WITNESSETH:
     WHEREAS, Clinch Valley Property, LLC is a limited liability company organized and existing under the laws of the State of Delaware, its Certificate of Formation having been filed in the Office of the Secretary of State of the State of Delaware on March 6, 2006; and
     WHEREAS, Galen-Med, Inc. is a corporation organized and existing under the laws of the Slate of Virginia; and
     WHEREAS, the aggregate number of shares which Galen-Med, Inc. has authority to issue is One Thousand (1,000); and
     WHEREAS, the Governing Body of each of the constituent companies deems it advisable that Clinch Valley Property, LLC he merged into Galen-Med, Inc. on the terms and conditions hereinafter set forth, in accordance with the applicable provisions of the statutes of the State of Delaware and the State of Virginia, respectively, which permit such merger;
     NOW, THEREFORE, in consideration of the premises and of the agreements, covenants and provisions hereinafter contained. Clinch Valley Property, LLC and Galen-Med, Inc., by their respective Governing Body, have agreed and do hereby agree, each with the other as follows:
ARTICLE I
     Galen-Med, Inc. and Clinch Vally Property, LLC shall be merged into a single corporation, in accordance with applicable provisions of the laws of the State of Virginia and of the State of Delaware, by Clinch Valley Property, LLC merging into Galen-Med, Inc., which shall be the surviving Corporation.
ARTICLE II
     Upon the merger becoming effective as provided in the applicable laws of the State of Virginia and of the State of Delaware (the time when the merger shall so become effective being sometimes herein referred to as the “EFFECTIVE DATE OF THE MERGER”):

     The two constituent companies shall be a single corporation, which shall be Galen-Med, Inc., as the Surviving Corporation, and the separate existence of Clinch Valley Property, LLC shall cease except to the extent provided by the laws of the State of Virginia in the case of a limited liability company after its merger into another corporation.
ARTICLE III
     The Certificate of Incorporation of Galen-Med, Inc. in effect immediately prior to the Effective Date of the Merger shall be the Certificate of Incorporation of the surviving corporation, until amended in accordance with applicable law.
ARTICLE IV
     The ownership interest of the members of Clinch Valley Property, LLC shall, at the effective date of the merger, not be converted in any manner, but the ownership interest with respect to each of the members shall be surrendered and extinguished
     IN WITNESS WHEREOF, Clinch Valley Property, LLC and Galen-Med, Inc. pursuant to the approval and authority duly given by resolutions adopted by their respective Governing Bodies have caused this Plan and Agreement of Merger to be executed by an authorized officer of each party thereto.

CLINCH VALLEY PROPERTY, LLC
By:	/s/ Mary Kim E. Shipp
Authorized Officer Title
Name: Mary Kim E. Shipp, Secretary Print or Type

GALEN-MED, INC.
By:	/s/ Mary Kim E. Shipp
Authorized Officer Title
Name: Mary Kim E. Shipp Secretary Print or Type

0178968 - 4
COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION
AT RICHMOND, JULY 6, 2006
The State Corporation Commission finds the accompanying articles submitted on behalf of
GALEN-MED, INC.
comply with the requirements of law and confirms payment of all required fees. Therefore, it is ORDERED that this
CERTIFICATE OF MERGER
be issued and admitted to record with the articles of merger in the Office of the Clerk of the Commission, effective July 6, 2006, Each of the following:
Clinch Valley Property, LLC
is merged into GALEN-MED, INC., which continues to exist under the laws of VIRGINIA with the name GALEN-MED, INC., and the separate existence of each non-surviving entity ceases.

STATE CORPORATION COMMISSION
By:
Commissioner

MERGACPT
CIS0322
06-07-05-0627

ARTICLES OF MERGER
OF
LAKE AREA MEDICAL CENTER, INC.
INTO
GALEN-MED, INC.
Pursuant to Article 3.1-720 of the Virginia Stock Corporation Act
          Galen-Med, Inc., a Virginia corporation, hereby certifies as follows:
          FIRST: An Agreement and Plan of Merger (the “Merger Agreement”) between the constituent entities to the merger in the form attached hereto as Exhibit A has been approved by the Board of Directors of Galen-Med, Inc.
          SECOND: Pursuant to and in accordance with the provisions of Article 13.1-719 of the Virginia Stock Corporation Act, the approval of the Merger Agreement by the shareholders of Galen-Med, Inc. and Lake Area Medical Center, Inc. was not obtained because Lake Area Medical Center, Inc. is a wholly-owned subsidiary of Galen-Med, Inc.
          THIRD: These Articles of Merger shall be effective on April 20, 1999.

     IN WITNESS WHEREOF, these Articles of Merger have been executed on this 19th of April, 1999.

GALEN-MED, INC.
By:	/s/ John M. Franck II
John M. Franck II
Vice President

EXHIBIT A
AGREEMENT AND PLAN OF MERGER
     THIS AGREEMENT AND PLAN OF MERGER, dated as of April 19, 1999 (the “Agreement”), by and between Lake Area Medical Center, Inc., a Louisiana corporation (“Lake Area”), and Galen-Med Inc., a Virginia corporation (“Galen-Med”).
WITNESSETH:
     WHEREAS, Columbia/HCA Healthcare Corporation desires to undertake a restructuring of certain of its subsidiaries and assets (the “Restructuring”);
     WHEREAS, Galen-Med is the owner of all of the outstanding capital stock of Lake Area; and
     WHEREAS, in connection with the Restructuring, each of Lake Area and Galen-Med has determined that it is in its best interest to merge Lake Area with and into Galen-Med, with Galen-Med being the surviving corporation, upon the terms and conditions set forth in this Agreement (the “Merger”).
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:
ARTICLE I
THE MERGER
     1.1 Merger. Subject to and in accordance with the provisions of this Agreement, the Virginia Stock Corporation Act (the “VSCA”) and the Louisiana Business Corporation Law (the “LBCL”), at the Effective Time (as defined in Section 1.2 hereof), Lake Area shall be merged with and into Galen-Med, with Galen-Med being the surviving corporation (the “Surviving Corporation”) in the Merger.
     1.2 Filing and Effectiveness. The Merger shall become effective at the time which the parties hereto have agreed upon and designated in the articles of merger to be filed with the Secretary of State of the State of Virginia and the certificate of merger to be filed with the Secretary of State of the State of Louisiana as the effective time of the Merger (the “Effective Time”).
     1.3 Effect of the Merger. At the Effective Time, the separate corporate existence of Lake Area shall cease and Galen-Med, as the Surviving Corporation, shall (a) continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Time; (b) be subject to all actions previously taken by its and Lake Area’s Boards of Directors; (c) succeed, without other transfer, to all of the assets, rights, interests, powers and property of Lake Area; and (d) succeed, without other transfer, to all of the debts, liabilities and obligations of Lake Area in the same manner as if the Surviving Corporation had itself incurred such debts, liabilities and obligations. The Merger shall have the effect set forth in Section 13.1-722 of the VSCA and Section 12:115 of the LBCL.
ARTICLE II
CHARTER DOCUMENTS, DIRECTORS AND OFFICERS
     2.1 Certificate of Incorporation. The Articles of Incorporation of Galen-Med as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with applicable provisions of the VSCA.
     2.2 Bylaws. The Bylaws of Galen-Med as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable provisions of the VSCA.
     2.3 Directors and Officers. The directors and officers of Galen-Med immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until their respective successors shall have been duly appointed or elected.
ARTICLE III
CONVERSION OF STOCK
     At the Effective Time, each share of Lake Area Common Stock issued and outstanding immediately prior to the Merger shall, by virtue of the Merger and without any action by Lake Area, the holder of such shares or any other person, cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor, and shall cease to exist.
ARTICLE IV
TERMINATION
     This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, by mutual agreement of the parties hereto.
ARTICLE V
TAX TREATMENT
     The parties hereto agree that it is their intention that the Merger contemplated hereby qualify as a complete liquidation of the Lake Area governed by Sections 332(a) and 337(a) of the Internal Revenue Code of 1986, as amended.

ARTICLE VI
MISCELLANEOUS
     6.1 Further Assurances. If, at any time from and after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignment or assurance in law is necessary or desirable to vest in the Surviving Corporation the title to any property or rights of Lake Area, the proper officers and directors of the Surviving Corporation are hereby authorized, in the name of Lake Area, to execute and make all such proper assignments and assurances in law, and to do all other things necessary or proper to vest such property or rights in the Surviving Corporation and otherwise carry out the purposes of this Agreement.
     6.2 Expenses. The Surviving Corporation shall assume and pay all expenses incurred in connection with the transactions contemplated by this Agreement not theretofore paid by the respective parties.
     6.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia.
     6.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.
*****

     IN WITNESS WHEREOF, this Agreement has been executed on behalf of the parties hereto by their duly authorized officers on this 19th day of April, 1999.

GALEN-MED, INC.
By:	/s/ R. Milton Johnson
	Name:	R. Milton Johnson
	Title:	Vice President

LAKE AREA MEDICAL CENTER, INC.
By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President

0178968 - 4
COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION
April 20, 1999
The State Corporation Commission finds the accompanying articles submitted on behalf of
GALEN-MED, INC.
to comply with the requirements of law. Therefore, it is ORDERED that this
CERTIFICATE OF MERGER
be issued and admitted to record with the articles in the office of the Clerk of the Commission. Each of the following:
LAKE AREA MEDICAL CENTER, INC. (A LA CORPORATION NOT QUALIFIED IN VA)
is merged into GALEN-MED, INC., which continues to exist under the laws of VIRGINIA with the name GALEN-MED, INC.. The existence of each non-surviving entity ceases, according to the plan of merger.
The certificate is effective on April 20, 1999.

STATE CORPORATION COMMISSION
By
Commissioner

MERGACPT
CIS20317
99-04-20-0502

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION
Clerk of the Commission
P.O. Box 1197, 1220 Bank Street
Richmond, VA 23290
ARTICLES OF AMENDMENT OF
HUMEDICENTERS, INC.
ONE
     The name of the corporation is Humedicenters, Inc.
TWO
     The Articles of Incorporation of this corporation are hereby amended so that Article (a) thereof shall read as follows:
     “(a) The name of the corporation is Galen-Med, Inc.”
THREE
     The foregoing amendment was adopted November 18, 1992.
FOUR
     The amendment was adopted by consent of the sole shareholder.
     The undersigned vice-president declares that the facts herein stated are true as of November 18, 1992.

HUMEDICENTERS, INC.
By:	/s/ Kathleen Pellegrino
Kathleen Pellegrino,
Vice President and Associate General Counsel

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION
November 30, 1992
The State Corporation Commission has found the accompanying articles submitted on behalf of
GALEN-MED, INC, (FORMERLY HUMEDICENTERS, INC.)
to comply with the requirements of law, and confirms payment of all related fees.
Therefore, it is ORDERED that this
CERTIFICATE OF AMENDMENT
be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective November 30, 1992.
The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION
By
Commissioner

AMENACPT
CIS20436
92-11-30-0510

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
CLINCH VALLEY COMMUNITY HOSPITAL, INC.
     CLINCH VALLEY COMMUNITY HOSPITAL, INC. is a corporation organized and existing under the Code of Virginia (hereinafter referred to as the “Corporation”), DOES HEREBY CERTIFY:
     That at a special meeting of the Board of Directors duly held on July 31, 1981, at which a quorum was present, and at a special meeting of the sole shareholder of the Corporation, Humana Inc., a Delaware corporation, duly held on July 31, 1981, at which 1,000 shares of common stock, being the number of shares outstanding and entitled to vote thereon, voted in favor of the following amendment to the Articles of Incorporation:
The Articles of Incorporation of Clinch Valley Community Hospital, Inc., be and the same is hereby amended by striking out the Article enumerated (a) thereof and substituting therefor the following:
     “(a) The name of the Corporation is Humedicenters, Inc.” The amendment effects no change in the amount of stated capital.
     IN WITNESS WHEREOF, CLINCH VALLEY COMMUNITY HOSPITAL, INC. has caused its corporate seal to be affixed hereto and this certificate to be signed by Thomas J. Flynn, its Senior Vice President and Alice F. Newton, Secretary, this 3rd day of August, 1981.

(SEAL)	CLINCH VALLEY COMMUNITY HOSPITAL, INC.

ATTEST:

/s/ [ILLEGIBLE]	By: /s/ [ILLEGIBLE]

Secretary	Senior Vice President

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION
AT RICHMOND,
August 26, 1981
     The accompanying articles having been delivered to the State Corporation Commission on behalf of
Clinch Valley Community Hospital, Inc. (chg. name to Humedicenters, Inc.)
and the Commission having found that the articles comply with the requirements of law and that all required fees have been paid, it is
     ORDERED that this CERTIFICATE OF AMENDMENT
be issued, and that this order, together with the articles, be admitted to record in the office of the Commission; and that the corporation have the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION
By	/s/ [ILLEGIBLE]
Commissioner

ARTICLES OF INCORPORATION
OF
CLINCH VALLEY COMMUNITY HOSPITAL, INC.
     We hereby associate to form a stock corporation under the provisions of Chapter 1 of Title 13.1 of the Code of Virginia and to that end set forth the following:
     (a) The name of the corporation is
CLINCH VALLEY COMMUNITY HOSPITAL, INC.
     (b) The purpose or purposes for which the corporation is organized are:
     To transact any or all lawful business.
     (c) The aggregate number of shares, which the corporation shall have authority to issue and the par value per share are as follows:

CLASS AND SERIES Common	NUMBER OF SHARES 1,000	PAR VALUE PER SHARE OR NO PAR VALUE $1.00
     (d) The post-office address of the initial registered office is 5511 Staples Mill Road, Richmond, Virginia 23228. The name of the city or county in which the initial registered office is located is County of Henrico. The name of its initial registered agent is Edward R. Parker, who is a resident of Virginia and a member of the Virginia State Bar, and whose business office is the same as the registered office of the corporation.
     (e) The number of directors constituting the initial board of directors is Five (5) and the names and addresses of the persons who are to serve as initial directors are:

NAME	ADDRESS
Wayne Lampman	111 Presidential Boulevard
Bala Cynwyd, PA 19004

Milton McKay	111 Presidential Boulevard
Bala Cynwyd, PA 19004

David Karr	111 Presidential Boulevard
Bala Cynwyd, PA 19004

Michael Sussman	111 Presidential Boulevard
Bala Cynwyd, PA 19004

William A. [ILLEGIBLE]	111 Presidential Boulevard
Bala Cynwyd, PA 19004
Dated September 29, 1977.

/s/ Mark MacQueen
Mark MacQueen

/s/ Neil Lazar
Neil Lazar

/s/ George Lewis
George Lewis
INCORPORATORS

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION
AT RICHMOND.
October 4, 1977
     The accompanying articles having been delivered to the State Corporation Commission on behalf of
Clinch Valley Community Hospital, Inc.
and the Commission having found that the articles comply with the requirements of law and that all required fees have been paid, it is
     ORDERED that this CERTIFICATE OF INCORPORATION
be issued, and that this order, together with the articles, be admitted to record in the office of the Commission; and that the corporation have the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION
By	[ILLEGIBLE]
Commissioner

Commonwealth of Virginia

State Corporation Commission

I Certify the Following from the Records of the Commission:

The foregoing is a true copy of all documents constituting the charter of Clinch Valley Medical Center, Inc. on file in the Clerk's Office of the Commission.

Nothing more is hereby certified.

Signed and Sealed at Richmond on this Date:
March 15, 2011

Joel H. Peck

Joel H. Peck, Clerk of the Commission

CISCDB